Exhibit 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Chiquita Brands International, Inc. (the "company") does hereby certify, to such officer's knowledge, that:
The Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 of the company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: May 14, 2015	/s/ Andrew J. Biles
Name: Andrew J. Biles
Title: Chief Executive Officer, Bananas and Pineapples

Dated: May 14, 2015	/s/ Kenneth Diveley
Name: Kenneth Diveley
Title: Chief Executive Officer, Fresh Express and Chiquita Fruit Solutions

Dated: May 14, 2015	/s/ Darcilo Santos
Name: Darcilo Santos
Title: Chief Financial Officer